                                                                   Exhibit 10.14


                         SECURITIES PURCHASE AGREEMENT

                                 BY AND AMONG

                                     BUYER

                                      AND

                              THE SHAREHOLDERS OF
                           THE COMPANY NAMED HEREIN

                            Dated January 10, 2000,

                       Effective as of December 31, 1999


                               TABLE OF CONTENTS


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ARTICLE I THE ACQUISITION................................................   1

     1.1  Closing........................................................   1
     1.2  Purchase and Sale of Company Shares............................   1
     1.3  Consideration for Company Shares...............................   2

ARTICLE II REPRESENTATIONS AND WARRANTIES CONCERNING THE
     COMPANY AND THE NEW COMPANY SUBSIDIARIES............................   2

     2.1  Organization and Standing; Articles and Bylaws.................   2
     2.2  No Conflicts; Governmental Consent; Permits....................   2
     2.3  Capitalization.................................................   3
     2.4  Subsidiaries...................................................   3
     2.5  Limited Prior Activities.......................................   3
     2.6  Compliance with Laws...........................................   4
     2.7  Litigation, etc................................................   4
     2.8  Brokers' and Finders' Fees.....................................   4
     2.9  Disclosure.....................................................   4

ARTICLE III REPRESENTATIONS AND WARRANTIES CONCERNING TEMIC..............   4

     3.1  Incorporation of Representations and Warranties................   4
     3.2  Amounts Paid to HMTF...........................................   5
     3.3  Consummation of Acquisition of Temic...........................   5

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF AND REGARDING THE
     SHAREHOLDERS........................................................   5

     4.1  Power, Consents and Authorization..............................   5
     4.2  Title to Securities............................................   6
     4.3  No Conflicts...................................................   6
     4.4  Absence of Claims..............................................   6
     4.5  Investment Representations.....................................   6

ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER........................   9

     5.1  Organization and Standing; Articles and Bylaws.................  10
     5.2  Corporate Power................................................  10
     5.3  Subsidiaries...................................................  10
     5.4  Capitalization.................................................  10
     5.5  Authorization..................................................  11
     5.6  Material Liabilities...........................................  11
     5.7  Title to Properties and Assets; Liens, etc.....................  12
     5.8  Compliance with Laws; No Conflicts.............................  12


                               TABLE OF CONTENTS
                                  (continued)

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                                                                          ----
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     5.9   Patents and Trademarks......................................... 12
     5.10  Litigation, etc................................................ 13
     5.11  Employees...................................................... 13
     5.12  Registration Rights and Voting Agreements...................... 13
     5.13  Governmental Consents.......................................... 13
     5.14  Offering....................................................... 13
     5.15  Brokers' and Finders' Fees..................................... 14
     5.16  Disclosure..................................................... 14
     5.17  No Conflict of Interest........................................ 14
     5.18  Permits........................................................ 14
     5.19  Agreements; Action............................................. 14
     5.20  Financial Statements........................................... 16
     5.21  Changes........................................................ 17
     5.22  Employee Benefit Plans......................................... 17
     5.23  Tax Returns and Payments....................................... 17
     5.24  Insurance...................................................... 17
     5.25  Labor Agreements and Actions................................... 17
     5.26  Environmental and Safety Laws.................................. 17
     5.27  Year 2000 Matters.............................................. 17
     5.28  Investment Company Act......................................... 18
     5.29  HSR Act........................................................ 18

ARTICLE VI ADDITIONAL AGREEMENTS.......................................... 18

     6.1   Reincorporation into Delaware.................................. 18
     6.2   Expenses....................................................... 18
     6.3   Public Disclosure.............................................. 18
     6.4   Stock Option Grants............................................ 18
     6.5   Financial Information.......................................... 19
     6.6   Change of Name................................................. 20

ARTICLE VII DOCUMENTS DELIVERED AT THE CLOSING............................ 20

     7.1   Documents Delivered by the Shareholders at Closing............. 20
     7.2   Documents Delivered by Buyer at Closing........................ 21

ARTICLE VIII SURVIVAL OF REPRESENTATIONS AND WARRANTIES, INDEMNIFICATION.. 22

     8.1   Survival of Representations and Warranties..................... 22
     8.2   Indemnification................................................ 22
     8.3   Third-Party Claims............................................. 23


                               TABLE OF CONTENTS
                                  (continued)

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ARTICLE IX GENERAL PROVISIONS......................................   24

     9.1   No Joint Venture........................................   24
     9.2   Waiver..................................................   24
     9.3   Notices.................................................   25
     9.4   Governing Law...........................................   26
     9.5   Entire Agreement........................................   26
     9.6   Successors and Assigns..................................   26
     9.7   Severability............................................   26
     9.8   Further Assurances......................................   26
     9.9   Other Remedies; Specific Performance....................   26
     9.10  Interpretation; Titles and Subtitles....................   27
     9.11  Absence of Third Party Beneficiary Rights...............   27
     9.12  Language................................................   27
     9.13  Counterparts............................................   27
     9.14  No Recourse.............................................   27
     9.15  Definitions.............................................   27

                         SECURITIES PURCHASE AGREEMENT

     This SECURITIES PURCHASE AGREEMENT (this "Agreement") is made and entered into January 10, 2000 (the "Signing Date"), to be effective as of December 31, 1999 (the "Effective Date") among MicroTune, Inc., a Texas corporation (the "Buyer"), and the persons listed on the signature pages hereto as shareholders of HMTF Acquisition (Bermuda), Ltd., a company organized under the Laws of Bermuda (the "Company"), (each a "Shareholder" and collectively the "Shareholders").

     Except as otherwise set forth in this Agreement, capitalized terms shall have the definitions set forth in Section 9.15.

                                   RECITALS

     A. The Shareholders are collectively the owners of all of the issued and outstanding common shares, par value $0.10 per share of the Company (the "Company Shares"), which Company Shares represent all of the issued and outstanding capital stock of the Company.

     B. The Shareholders desire to sell to Buyer, and Buyer desires to purchase from the Shareholders, all of the Company Shares, subject to the terms and conditions of this Agreement (the "Acquisition").

     NOW, THEREFORE, in consideration of the mutual covenants, promises, and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.

                                   ARTICLE I

                                THE ACQUISITION

     1.1  Closing. The consummation of the Acquisition (the "Closing") shall be
          -------
deemed effective as of the Effective Date and shall take place concurrently with the execution and delivery of this Agreement (the "Closing Date"), at the offices Weil, Gotshal & Manges LLP, 100 Crescent Court, Suite 1300, Dallas, Texas.

     1.2  Purchase and Sale of Company Shares.  Concurrently herewith and on the
          -----------------------------------
terms and subject to the conditions of this Agreement, each Shareholder is selling and delivering to Buyer, and Buyer is purchasing from each such Shareholder, all right, title, and interest of such Shareholder in and to the Company Shares set forth opposite such Shareholder's name on Schedule 1.2, free and clear of all Liens.

     1.3  Consideration for Company Shares.  In consideration of the transfer of
          --------------------------------
the Company Shares pursuant to Section 1.2, Buyer is concurrently herewith issuing to each Shareholder (i) the number of shares (the "Series E Preferred Shares") of Buyer's Series E Preferred Stock, par value $.001 per share (the "Series E Preferred Stock"), set forth opposite such Shareholder's name on
Schedule 1.3, and (ii) warrants, substantially in the form attached hereto as Exhibit A (the "Warrants"), to purchase up to the number of shares (the "Warrant
---------
Shares") of Buyer's common stock, par value $0.001 per share, (the "Common Stock") set forth opposite such Shareholder's name on Schedule 1.3.

                                  ARTICLE II

             REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY
                       AND THE NEW COMPANY SUBSIDIARIES

     The HM Shareholders, jointly and severally, hereby represent and warrant to Buyer, as of the Signing Date (unless a different date is specified within a particular section), subject to such exceptions as are specifically disclosed in the Schedule 2 with reference to the appropriate section number (the "Company Disclosure Schedule") as follows:

     2.1  Organization and Standing; Articles and Bylaws. Each of the Company
          ----------------------------------------------
and each subsidiary of the Company listed in Section 2.1 of the Company Disclosure Schedule (the "New Company Subsidiaries") is a company duly organized and existing under, and by virtue of, the Laws of its jurisdiction of organization and is in good standing under such Laws. Each of the Company and each New Company Subsidiary has the requisite corporate or other power and authority to own and operate its properties and assets and to carry on its business as presently conducted and proposed to be conducted. Each of the Company and each New Company Subsidiary is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on the Company or the New Company Subsidiary, as the case may be. The HM Shareholders have delivered to Buyer a true and correct copy of each of the Company Charter Documents.

     2.2  No Conflicts; Governmental Consent; Permits.
          -------------------------------------------

          (a) The execution and delivery of this Agreement by the Shareholders does not, and, as of the Closing Date, the consummation of the transactions contemplated by this Agreement will not: (i) conflict with any provision of the Company Charter Documents; (ii) conflict with, or result in any violation of, or constitute a default (with or without notice, lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of any obligation or to loss of benefit under, any material mortgage, indenture, lease, contract, or other agreement or instrument, permit, or license to which the Company or any of the New Company Subsidiaries is a party or by which any of their assets are bound; (iii) constitute a material violation of any Law applicable to the Company or any of the New Company Subsidiaries or their properties or assets; or (iv) result in the creation of any Lien upon any of their assets; and there is no such violation or default which will have a Material Adverse Effect on the Company or any New Company Subsidiary or any of their respective properties or assets.

          (b) Except as set forth in Section 2.2(b) of the Company Disclosure Schedule, each of the Company and each New Company Subsidiary has all permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, except for any such permits, licenses or authority the lack of which would not have a Material Adverse Effect on the Company or the New Company Subsidiaries, as the case may be. Each of the Company and each New Company Subsidiary is not in default in any material respect under any such permits, licenses or other similar authority.

     2.3  Capitalization.
          --------------

          (a) The authorized capital stock of the Company consists of 1,200,000 common shares, par value $0.10 per share. As of the Signing Date, there are issued and outstanding 158,058 Company Shares. The outstanding Company Shares are held of record by the Persons and in the amounts set forth in Section 2.3(a) of the Company Disclosure Schedule. The authorized capital stock or other equity interests of each New Company Subsidiary and the total number of issued and outstanding shares of capital stock or other equity interests of each New Company Subsidiary is set forth in Section 2.3(a) of the Company Disclosure Schedule.

          (b) All of the outstanding Company Shares, and all of the outstanding shares of each New Company Subsidiary (except for directors' qualifying shares), have been duly authorized, validly issued, are fully paid and non-assessable.

          (c) There are no outstanding securities, rights (preemptive or other), subscriptions, calls, warrants, options, or other agreements (except for this Agreement) to which the Company, any New Company Subsidiary, or HMTF or any of its Affiliates, is a party that give any Person the right to purchase, subscribe for, or otherwise receive or be issued any shares of capital stock of the Company or any New Company Subsidiary or any security convertible into or exchangeable or exercisable for any shares of capital stock of the Company or any New Company Subsidiary.

     2.4  Subsidiaries. Except for the New Company Subsidiaries, Temic, and any
          ------------
Subsidiaries of Temic as set forth in Section 2.4 of the Company Disclosure Schedule, the Company has no Subsidiaries and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association, or business entity.

     2.5  Limited Prior Activities. Except for obligations incurred in
          ------------------------
connection with its formation and except as set forth in Section 2.5 of the Company Disclosure Schedule, neither the Company nor any New Company Subsidiary has incurred any liability or obligation or engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any Person. Section 2.5 of the Company Disclosure Schedule lists all agreements and documents entered into by the Company and each New Company Subsidiary in connection with its formation.

     2.6  Compliance with Laws. The Company and each New Company Subsidiary has
          --------------------
complied with each Law binding on the Company or any New Company Subsidiary, or any of their respective assets or properties and is not currently in violation of any of the foregoing, except for such failures to comply or violations as would not have a Material Adverse Effect on the Company or such New Company Subsidiary.

     2.7  Litigation, etc. There are no actions, suits, proceedings or
          ---------------
investigations pending against Company, any of the New Company Subsidiaries, or any of their respective properties before any Governmental Entity (nor, to the HM Shareholder's knowledge, is there any reasonable basis therefor or threat thereof).

     2.8  Brokers' and Finders' Fees. None of the HM Shareholders, the Company
          --------------------------
or any New Company Subsidiary has incurred, nor will it incur, directly or indirectly as a result of any action taken by the HM Shareholders, the Company or the New Company Subsidiaries, any liability for brokerage or finder's fees, or agents' commissions or any similar charges in connection with this Agreement.

     2.9  Disclosure. This Agreement with the Schedules hereto provided by the
          ----------
HM Shareholders with respect to the HM Shareholders, when taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein not misleading in the light of the circumstances under which they were made.

                                  ARTICLE III


                REPRESENTATIONS AND WARRANTIES CONCERNING TEMIC

     The HM Shareholders, jointly and severally, hereby represent and warrant to Buyer, as of the Signing Date (unless a different date is specified within a particular section), subject to such exceptions as are specifically disclosed in the Schedule 3 with reference to the appropriate section number (the "Temic Disclosure Schedule"), as follows:

     3.1 Incorporation of Representations and Warranties. The representations and warranties of the Sellers (as defined therein) set forth in the Share Sale, Purchase and Transfer Agreement regarding Shares in a GmbH (the "Temic Purchase Agreement") dated as of November 29, 1999, by and among HMT Erste Beteiligungs GmbH i.Gr., a German limited liability company, HMTF Verwaltungs GmbH (formerly known as Residenz Zehnte Vermogensverwaltungs GmbH), a German limited liability company, the Company, MAR, Vermogensverwaltungsgesellschaft mbH, a German limited liability company, and Dipl.-Ing. (TU) Martin Englmeier and the Sellers, pursuant to which the Company acquired the business of Temic Telefunken Hochfrequenztechnik GmbH

("Temic"), are herein incorporated into this Agreement as representations and warranties given by the HM Shareholders hereunder as of the Signing Date; provided, however, such representations and warranties shall be deemed modified
--------  -------
to the extent such representations and warranties are rendered incorrect as a result of the consummation of the transactions contemplated by the Temic Purchase Agreement and the documents and instruments delivered in connection therewith, as described in Section 3.1 of the Temic Disclosure Schedule.

     3.2  Amounts Paid to HMTF. Section 3.2 of the Temic Disclosure Schedule
          --------------------
sets forth all of the cash disbursements, payments and other transfers of property (whether to be made prior to, or to be made after, the Closing) from Temic, the Company or any New Company Subsidiary to Hicks, Muse, Tate & Furst Incorporated or any Affiliate or Subsidiary or advisor or representative (other than Temic, the Company or any New Company Subsidiary) of Hicks, Muse, Tate & Furst Incorporated.

     3.3  Consummation of Acquisition of Temic. The transactions contemplated
          ------------------------------------
under the Temic Purchase Agreement have been consummated, and there are no further contingencies or covenants to be fulfilled prior to closing of the transactions contemplated under the Temic Purchase Agreement. All of the material agreements entered into in connection with the acquisition of Temic by the Company are listed in Section 3.3 of the Temic Disclosure Schedule and have been provided to Buyer for its review.

                                  ARTICLE IV


                       REPRESENTATIONS AND WARRANTIES OF
                        AND REGARDING THE SHAREHOLDERS

     Each of the Shareholders, severally and not jointly, represents and warrants to Buyer, as of the Signing Date (unless a different date is specified within a particular section), subject to such exceptions as are specifically disclosed in the Schedule 4 with reference to the appropriate section number (the "Shareholder Disclosure Schedule") as follows:

     4.1  Power, Consents and Authorization.
          ---------------------------------

          (a) Such Shareholder has all requisite legal (corporate or otherwise) power and authority to execute and deliver this Agreement and each of the Related Agreements and to carry out and perform its obligations under the terms of this Agreement and the Related Agreements.

          (b) Except as set forth in Section 4.1(b) of the Shareholder Disclosure Schedule, no consent, approval or authorization of or designation, declaration or filing with any Governmental Entity, on the part of such Shareholder is required in connection with the valid execution and delivery of this Agreement or the consummation of any other transaction contemplated hereby.

          (c) Each of this Agreement and the Related Agreements executed and delivered by the Shareholder shall (assuming the due authorization, execution, and delivery hereof and thereof by the other parties hereto and thereto) constitute valid and binding obligations of such Shareholder, enforceable against such Shareholder in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     4.2  Title to Securities. Such Shareholder owns of record and beneficially
          -------------------
the number of Company Shares set forth opposite such Shareholder's name in
Section 4.2 of the Shareholder Disclosure Schedule. Except as set forth in
Section 4.2 of the Shareholder Disclosure Schedule, such Shareholder owns all right, title and interest in and to such Company Shares, free and clear of all Liens.

     4.3  No Conflicts. The execution and delivery of this Agreement and each
          ------------
Related Agreement by such Shareholder does not, and the performance by such Shareholder of the transactions contemplated to be performed by it hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby, will not (i) if such Shareholder is other than a natural person, conflict with its certificate or incorporation or bylaws or other similar organizational or governance documents; (ii) conflict with, or result in any violation of, or constitute a default (with or without notice, lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of any obligation or to loss of benefit under, any material mortgage, indenture, lease, contract, or other agreement or instrument, permit, or license to which such Shareholder is a party or by which any of its assets are bound; (iii) constitute a material violation of any Law applicable to such Shareholder or its properties or assets, or (iv) result in the creation of any Lien upon any of its assets.

     4.4  Absence of Claims. Except as set forth in Schedule 4.4 of the
          -----------------
Shareholder Disclosure Schedule, such Shareholder has no claim against the Company or any of the New Company Subsidiaries, except for accrued compensation and benefits and the reimbursement of expenses incurred in the ordinary course of business. Such Shareholder has no right, claim or interest in or to any stock or equity ownership interest in the Company except for the Company Shares set forth in Schedule 1.2 and such rights, claims or interests of such Shareholder under the Temic Purchase Agreement. Such Shareholder has no right, claim or interest in or to the intellectual property rights of the Company or any New Company Subsidiary.

     4.5  Investment Representations.
          --------------------------

          (a) Shareholder is aware of Buyer's business affairs and financial condition and has had access to and has acquired sufficient information about Buyer to reach an informed and knowledgeable decision to acquire the Series E Preferred Shares and Warrants to be acquired hereunder (the "Securities"). Shareholder has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Securities.

          (b) Except as otherwise set forth in Schedule 4.5(b) of the Shareholder Disclosure Schedule, Shareholder is purchasing the Securities for its own account as principal, for investment purposes only, and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act. Shareholder understands that its acquisition of the Securities has not been registered under the Securities Act or registered or qualified under any state securities Law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Shareholder's investment intent as expressed herein.

          (c) Each Shareholder that resides and is domiciled in and is a citizen of the United States of America (a "U.S. Shareholder") further represents and warrants that:

               (i) Such U.S. Shareholder is an "accredited investor" as defined in Rule 501 (a)(1), (a)(2), (a)(3), (a)(5), (a)(6), or (a)(7) or a
"Qualified Institutional Buyer" as defined in Rule 144A under the Securities
Act.

               (ii) Such U.S. Shareholder further acknowledges and understands that the Securities may not be resold to any Person or otherwise transferred except in a transaction registered under the Securities Act or pursuant to an exemption from such registration. Such U.S. Shareholder understands that the certificates evidencing the Securities will be imprinted with a legend that prohibits the transfer of the Securities unless (a) such transaction is registered or such registration is not required, and (b) if the transfer is pursuant to an exemption from registration other than Rule 144 under the Securities Act, and if Buyer shall so require in writing, an opinion reasonably satisfactory to Buyer, delivered by counsel reasonable satisfactory to Buyer, is obtained to the effect that the transaction is so exempt.

               (iii) Such U.S. Shareholder acknowledges and agrees that each certificate representing the Series E Preferred Shares issued to such U.S. Shareholder hereunder shall bear substantially the following legends (in addition to any legends required under applicable state securities Laws):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

               (iv) Each U.S. Shareholder acknowledges and agrees that each certificate representing the Warrants issued to such U.S. Shareholder shall bear substantially the following legend (in addition to any legends required under applicable state securities Laws):

     THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

          (d) Each Shareholder that does not reside and is not domiciled in and is not a citizen of the United States of America (a "Non-U.S. Shareholder") further represents and warrants that:

               (i) Except as set forth in Section 4.5(d)(i) of the Shareholder Disclosure Schedule, neither the Non-U.S. Shareholder nor any Person for the account of whom such Non-U.S. Shareholder is acting, including the estate of any such Person, a trust of which any such Person is a beneficiary, or a corporation, partnership trust or other entity organized under the laws of the United States of America, its territories and possessions and all areas under the jurisdiction of the United States of America, is a citizen or resident of the United States of America (a "U.S. Person").

               (ii) Except for transfers for estate planning purposes to immediate family members or trusts organized for the benefit of immediate family members not in violation of applicable securities Laws, such Non-U.S. Shareholder will not sell, transfer or otherwise dispose of the Securities for a period of one year after the Closing Date, and such Non-U.S. Shareholder will not thereafter sell or otherwise transfer the Securities to a U.S. Person unless Buyer has received an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Buyer, that such transfer will not be in violation of the Securities Act or any applicable state securities Laws.

               (iii) The Non-U.S. Shareholder understands that Buyer will not allow any transfer or other disposition of the Securities unless the proposed transferee shall have executed an instrument containing the representations set forth in the preceding two paragraphs or Buyer shall have received an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Buyer, to the effect that such proposed transfer would not be in violation of the Securities Act or any applicable state or foreign securities Law.

               (iv) The share certificate(s) of a Non-U.S. Shareholder evidencing the Series E Preferred Shares shall bear the following legend (in addition to any other legend required under this Agreement):

     THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN
     REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE

     UNITED STATES ("STATE ACT") AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED FOR A PERIOD OF ONE YEAR AFTER THE DATE ON THE FACE HEREOF, TO A CITIZEN OR RESIDENT OF THE UNITED STATES OF AMERICA, INCLUDING THE ESTATE OF ANY SUCH PERSON, A TRUST OF WHICH ANY SUCH PERSON IS A BENEFICIARY, OR A CORPORATION, PARTNERSHIP, TRUST OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF THE UNITED STATES OF AMERICA, ITS TERRITORIES AND POSSESSIONS AND ALL AREAS UNDER THE JURISDICTION OF THE UNITED STATES OF AMERICA, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE ACT OR ANY APPLICABLE STATE ACT.

               (v) Each Non-U.S. Shareholder acknowledges and agrees that each certificate representing the Warrants issued to such Non-U.S. Shareholder shall bear substantially the following legend (in addition to any other legend required under this Agreement):

     THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("STATE ACT") AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED FOR A PERIOD OF ONE YEAR AFTER THE DATE ON THE FACE HEREOF TO A CITIZEN OR RESIDENT OF THE UNITED STATES OF AMERICA, INCLUDING THE ESTATE OF ANY SUCH PERSON, A TRUST OF WHICH ANY SUCH PERSON IS A BENEFICIARY, OR A CORPORATION, PARTNERSHIP, TRUST OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF THE UNITED STATES OF AMERICA, ITS TERRITORIES AND POSSESSIONS AND ALL AREAS UNDER THE JURISDICTION OF THE UNITED STATES OF AMERICA, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE ACT OR ANY APPLICABLE STATE ACT.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to each of the Shareholders, as of the Signing Date (unless a different date is specified within a particular section), subject to such exceptions as are specifically disclosed in Schedule 5 (with reference to the appropriate section number (the "Buyer Disclosure Schedule"), as follows:

     5.1  Organization and Standing; Articles and Bylaws. Each of Buyer and
          ----------------------------------------------
Buyer Subsidiary is a corporation duly organized and existing under, and by virtue of, the Laws of its jurisdiction of organization and is in good standing under such Laws. Buyer and Buyer Subsidiary have requisite corporate power and authority to own and operate their respective properties and assets and to carry on their businesses as presently conducted and as proposed to be conducted. Buyer and Buyer Subsidiary are not currently qualified to do business as a foreign corporation in any jurisdiction, and the failure to be so qualified will not have a Material Adverse Effect on Buyer or Buyer Subsidiary's businesses as now conducted or as now proposed to be conducted. Buyer has made available to each Shareholder copies of its Restated Articles and Bylaws, each as amended to date.

     5.2  Corporate Power. Buyer has all requisite legal and corporate power and
          ---------------
authority to execute and deliver this Agreement, the Warrants, and the Related Agreements, to sell and issue the Series E Preferred Shares and the Warrants hereunder, to issue the Warrant Shares and the Common Stock issuable upon conversion of such Series E Preferred Shares and to carry out and perform its obligations under the terms of this Agreement, the Warrants and the Related Agreements.

     5.3  Subsidiaries.  Except for MicroTune International ("Buyer Subsidiary")
          ------------
and as set forth in Section 5.3 of the Buyer Disclosure Schedule, Buyer does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity.

     5.4  Capitalization.
          --------------

          (a) As of the Signing Date and immediately prior to the Closing, the authorized capital stock of Buyer consists of 100,000,000 shares of Common Stock, 3,971,434 shares of which are issued and outstanding, and 18,998,513 shares of Preferred Stock, 5,000,000 of which have been designated Series A Preferred Stock, 4,000,001 of which are outstanding; 1,250,000 of which have been designated Series B Preferred Stock, 1,000,000 of which are outstanding; 1,500,000 of which have been designated Series C Preferred Stock, 1,462,666 of which are outstanding; 2,600,000 of which have been designated Series D Preferred Stock, 1,367,418 of which are outstanding; 3,648,513 of which have been designated Series E Preferred, none of which are outstanding; and 5,000,000 of which have not been designated, none of which are outstanding. The outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. Buyer has reserved 3,318,513 shares of Series E Preferred Stock and 1,106,171 shares of Common Stock for issuance hereunder and under the Warrants, and 3,648,513 shares of Common Stock for issuance upon conversion of the Series E Preferred Shares. The Series E Preferred Shares shall have the rights, preferences, privileges and restrictions set forth in the Restated Articles. Except as set forth in Section 5.4 of the Buyer Disclosure Schedule, there are no outstanding securities, rights (preemptive or other), subscriptions, calls, warrants, options, or other agreements (except for this Agreement, the Related Agreements, and the Warrants) that give any Person the right to purchase, subscribe for, or otherwise receive or be issued any shares of capital stock of the Buyer or Buyer Subsidiary or any security convertible into or exchangeable or exercisable for any shares of capital stock of Buyer or Buyer Subsidiary, except that (i) Buyer has issued to a warrant exercisable for 40,698 shares of

Series A Preferred, exercisable upon liquidation, dissolution, or winding up of Buyer, (ii) as of the Signing Date, there are 6,933,925 shares of Common Stock reserved for issuance under Buyer's Amended and Restated 1996 Stock Option Plan, a copy of which is attached hereto as Exhibit F ("Restated Buyer Stock Plan"),
                                      ----------
of which 3,475,633 are subject to outstanding options, of which options to purchase 2,003,100 shares of Common Stock are contingent upon the consummation of the transactions contemplated hereby, and (iii) Buyer has granted options, which options are contingent upon the consummation of the transactions contemplated hereby, exercisable for an aggregate of 330,000 shares of Series E Preferred Stock at an exercise price of $16.00 per share to three employees of Temic Telefunken Hochfrequenztechnik GmbH.

          (b) The outstanding shares of capital stock of Buyer Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable, and are owned by Buyer.

     5.5  Authorization. All corporate action on the part of Buyer, its
          -------------
directors and its shareholders necessary for the authorization, execution, delivery and performance of this Agreement, the Warrants and the Related Agreements by Buyer, the authorization, sale, issuance and delivery of the Series E Preferred Shares (and the Common Stock issuable upon conversion of the Series E Preferred Shares) and the Warrants (and the Warrant Shares issuable upon exercise of the Warrants), and the performance of all of Buyer's obligations hereunder and thereunder has been taken. This Agreement, the Warrants and the Related Agreements shall (assuming the due authorization, execution, and delivery hereof and thereof by the other parties hereto and thereto) constitute valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Series E Preferred Shares, when issued in compliance with the provisions of this Agreement and the Warrants, will be validly issued, fully paid and nonassessable; the Common Stock issuable upon conversion of the Series E Preferred Shares and the Warrant Shares upon exercise of the Warrants have been duly and validly reserved and, when issued in compliance with the provisions of this Agreement, the Warrants (if applicable) and the Restated Articles, will be validly issued, fully paid and nonassessable; and the Series E Preferred Shares and Warrant Shares will be free of any Liens, other than any Liens created by or imposed upon the holders; provided, however, that the Series E Preferred Shares (and the Common Stock issuable upon conversion thereof) the Warrants and the Warrant Shares may be subject to restrictions on transfer under state and/or federal securities Laws and restrictions as set forth herein and in the Registration Rights Agreement, the Co-Sale and Right of First Refusal Agreement and the Voting Agreement. The issuance of the Series E Preferred Shares, the Common Stock issuable upon conversion of the Series E Preferred Shares, the Warrants and the Warrant Shares are not subject to any preemptive rights or rights of first refusal.

     5.6  Material Liabilities. Neither Buyer nor Buyer Subsidiary has any
          --------------------
material liabilities or obligations, absolute or contingent (individually or in the aggregate), except (i) liabilities and obligations which have been incurred in the ordinary course of business and which have not had, either in any case or in the aggregate, a Material Adverse Effect on Buyer on a consolidated basis,
(ii) liabilities and obligations under a lease for its principal offices and leases for equipment, and liabilities and obligations under sales, procurement and other contracts and arrangements entered into in the normal course of business, and (iii) liabilities and obligations which have been incurred as a result of the Intellectual Property Assignment between Buyer, Cirrus Logic, Inc. and Cirrus Logic International, Ltd. dated August 21, 1996 (the "IP Assignment").

     5.7  Title to Properties and Assets; Liens, etc. Each of Buyer and Buyer
          ------------------------------------------
Subsidiary has good title to its properties and assets, and has good title to all of its respective leasehold interests, in each case subject to no Lien other than (i) the Lien of current Taxes not yet due and payable, and (ii) possible minor Liens which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of Buyer on a consolidated basis, and which have not arisen otherwise than in the ordinary course of business.

     5.8  Compliance with Laws; No Conflicts.
          ----------------------------------

          (a) Each of Buyer and Buyer Subsidiary has complied with each Law binding on such entity or any of its assets or properties and neither Buyer nor Buyer Subsidiary is currently in violation of any of the foregoing, except for such failures to comply or violations as would not have a Material Adverse Effect on Buyer, on a consolidated basis.

          (b) The execution, delivery and performance of and compliance with this Agreement, the Related Agreements and the Warrants, and the issuance of the Series E Preferred Shares and the Common Stock issuable upon conversion of the Series E Preferred Shares and the Warrant Shares issuable upon exercise of the Warrants, will not: (i) conflict with the Restated Articles or bylaws of Buyer or any charter documents of Buyer Subsidiary; (ii) conflict with, or result in any violation of, or constitute a default (with or without notice, lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of any obligation or to loss of benefit under, any material mortgage, indenture, lease, contract, or other agreement or instrument, permit, or license to which Buyer or Buyer Subsidiary is a party or by which any of their assets are bound; (iii) constitute a material violation of any Law applicable to Buyer or Buyer Subsidiary or their properties or assets; or (iv) result in the creation of any Lien upon any of their assets; and there is no such violation or default which will have a Material Adverse Effect on Buyer on a consolidated basis or any of its properties or assets; and there is no such violation or default which will have a Material Adverse Effect on Buyer on a consolidated basis or any of its respective properties or assets.

     5.9  Patents and Trademarks. To Buyer's knowledge, Buyer and Buyer
          ----------------------
Subsidiary own or possess sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes necessary for their respective business as now conducted and as proposed to be conducted, without any known infringement of the rights of others. Except as set forth in the IP Assignment and Section 5.9 of the Buyer Disclosure Schedule, there are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is Buyer or Buyer Subsidiary bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other Person other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. Neither Buyer nor Buyer Subsidiary has received any communications alleging that Buyer or Buyer Subsidiary has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other Person.

     5.10  Litigation, etc. There are no actions, suits, proceedings or
           ---------------
investigations pending against Buyer or Buyer Subsidiary or their respective properties before any Governmental Entity (nor, to Buyer's knowledge, is there any reasonable basis therefor or threat thereof).

     5.11  Employees. To the Buyer's knowledge, no employee of Buyer or Buyer
           ---------
Subsidiary is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of such employee with Buyer or Buyer Subsidiary or any other Person because of the nature of the business conducted or to be conducted by Buyer or Buyer Subsidiary. Except as set forth in Section 5.11 of the Buyer Disclosure Schedule, each employee or consultant of Buyer and Buyer Subsidiary with access to confidential or proprietary information has executed a Confidential Information and Invention Assignment Agreement with Buyer or Buyer Subsidiary.

     5.12  Registration Rights and Voting Agreements. Except as set forth in the
           -----------------------------------------
Registration Rights Agreement, Buyer is not under any contractual obligation to register (as defined in that Agreement) any of its currently outstanding securities or any of its securities which may hereafter be issued. To Buyer's knowledge, except as contemplated by the Voting Agreement, no shareholders of Buyer have entered into any agreements with respect to the voting of capital shares of Buyer.

     5.13  Governmental Consents. No consent, approval or authorization of or
           ---------------------
designation, declaration or filing with any Governmental Entity on the part of Buyer is required in connection with the valid execution and delivery of this Agreement, the Warrants, or the Related Agreements, or the offer, sale or issuance of the Series E Preferred Shares (and the Common Stock issuable upon conversion of the Series E Preferred Shares), the Warrants or Warrant Shares, or the consummation of any other transaction contemplated hereby or thereby, except qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Series E Preferred Shares (and the Common Stock issuable upon conversion of the Series E Preferred Shares), the Warrants and the Warrant Shares under applicable blue sky Laws, which filings and qualifications, if required, will be accomplished in a timely manner.

     5.14  Offering. Subject to the accuracy of each Shareholder's
           --------
representations in Article IV hereof, the offer, sale and issuance of the Series E Preferred Shares and the Warrants to be issued in conformity with the terms of this Agreement, the issuance of the Warrant Shares upon exercise of the Warrants, and the issuance of the shares of Common Stock to be issued upon conversion of the Series E Preferred Shares, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act.

     5.15  Brokers' and Finders' Fees. Neither Buyer nor Buyer Subsidiary has
           --------------------------
incurred, nor will incur, directly or indirectly, as a result of any action taken by Buyer or Buyer Subsidiary, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

     5.16  Disclosure. This Agreement with the Schedules hereto provided by
           ----------
Buyer with respect to Buyer, when taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein not misleading in the light of the circumstances under which they were made.

     5.17  No Conflict of Interest. Neither Buyer nor Buyer Subsidiary is
           -----------------------
indebted, directly or indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees. None of Buyer's or Buyer Subsidiary's officers or directors, or any members of their immediate families, are, directly or indirectly, indebted to Buyer or Buyer Subsidiary (other than in connection with purchases of Buyer's stock) or have any direct or indirect ownership interest in any firm or corporation with which Buyer or Buyer Subsidiary is affiliated or with which Buyer or Buyer Subsidiary has a business relationship, or any firm or corporation which competes with Buyer or Buyer Subsidiary except that officers, directors and/or shareholders of Buyer may own stock in (but not exceeding five percent of the outstanding capital stock of) any companies that may compete with or are associated with Buyer or Buyer Subsidiary. None of Buyer's or Buyer Subsidiary's officers or directors or any members of their immediate families have an interest in, directly or indirectly, any material contract with Buyer or Buyer Subsidiary. Neither Buyer nor Buyer Subsidiary is a guarantor or indemnitor of any indebtedness of any other Person.

     5.18  Permits. Each of Buyer and Buyer Subsidiary has all permits, licenses
           -------
and any similar authority necessary for the conduct of its business as now being conducted by it, except for any such permits, licenses or authority the lack of which would not have a Material Adverse Effect on Buyer, on a consolidated basis. Neither Buyer nor Buyer Subsidiary is in default in any material respect under any of such permits, licenses or other similar authority.

     5.19  Agreements; Action. Except as set forth in Section 5.19 of the Buyer
           ------------------
Disclosure Schedule and for agreements explicitly contemplated by this Agreement and the Related Agreements, there are no agreements, understandings or proposed transactions between Buyer and any of its officers, directors, Affiliates, or any affiliate thereof.

          (a) Except for agreements explicitly referred to or contemplated by this Agreement and the Related Agreements, there are no agreements, understandings, instruments, contracts or proposed transactions to which Buyer or Buyer Subsidiary is a party or by which it is bound that involve (i) the license of any patent, copyright, trade secret or other proprietary right to or from Buyer or Buyer Subsidiary, or (ii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other Person or affect Buyer's or Buyer Subsidiary's exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

          (b) Neither Buyer nor Buyer Subsidiary has (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $500,000 or in excess of $1,500,000 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses and in connection with purchases of Buyer's stock, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

          (c) Neither Buyer nor Buyer Subsidiary is a party to or is bound by any contract, agreement or instrument, or subject to any restriction under its articles of incorporation or bylaws, that has a Material Adverse Effect on the Buyer, on a consolidated basis.

          (d) Buyer has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the merger of Buyer with or into any such corporation or corporations,
(ii) with any representative of any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of Buyer or a transaction or seE, PLEDGrelated transactions in which more than fifty percent (50%) of the voting power of Buyer would be disposed of, or (iii) regarding any other form of liquidation, dissolution or winding up of Buyer.

     5.20  Financial Statements.
           --------------------

          (a) Buyer has made available to each Shareholder its audited financial statements (including balance sheet, income statement and statement of cash flows) as of December 31, 1998 and for the fiscal year ended December 31, 1998 and its unaudited financial statements (including balance sheets and income statements) as of March 31, 1999, June 30, 1999, and September 30, 1999, and for the three-month periods ending March 31, 1999, June 30, 1999, and September 30, 1999 (collectively, the "Buyer Financial Statements"). The Buyer Financial Statements have been prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated, except that the unaudited Buyer Financial Statements may not contain all footnotes required by U.S. GAAP. The Buyer Financial Statements fairly present the financial condition and operating results of Buyer as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments.

          (b) Except as set forth in the Buyer Financial Statements, Buyer has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 1998 and
(ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under U.S. GAAP to be reflected in the Buyer Financial Statements, which, in both cases, individually or in the aggregate are not material to the financial condition or operating results of Buyer. Except as disclosed in the Buyer Financial Statements, Buyer is not a guarantor or indemnitor or of any indebtedness of any other Person.

     5.21  Changes. Except as set forth in Section 5.21 of the Buyer Disclosure
           -------
Schedule, since September 30, 1999 there has not been:

          (a) any change in the assets, liabilities, financial condition or operating results of Buyer from that reflected in the Buyer Financial Statements, except changes in the ordinary course of business that have not had a Material Adverse Effect on Buyer on a consolidated basis;

          (b) any material damage, destruction or loss, whether or not covered by insurance, which has had a Material Adverse Effect on Buyer on a consolidated basis;

          (c) any waiver or compromise by Buyer or Buyer Subsidiary of a valuable right or of a material debt owed to Buyer or Buyer Subsidiary;

          (d) any satisfaction or discharge of any material Lien, or payment of any obligation by Buyer or Buyer Subsidiary, except for those in the ordinary course of business and which have not had a Material Adverse Effect on Buyer, on a consolidated basis;

          (e) any material adverse change to a material contract or agreement by which Buyer or Buyer Subsidiary, or any of their respective assets is bound or subject;

          (f) any material change in any compensation arrangement or agreement with any key employee, officer, director or shareholder of Buyer or Buyer Subsidiary;

          (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets owned or used by Buyer or Buyer Subsidiary;

          (h) receipt of notice that there has been a material loss of, or material order cancellation by, any major customer of Buyer or Buyer Subsidiary;

          (i) any material mortgage, pledge, transfer of a security interest in, or Lien, created by Buyer or Buyer Subsidiary, with respect to any of their respective material properties or assets, except Liens for Taxes not yet due or payable;

          (j) any loans or guarantees made by Buyer or Buyer Subsidiary to or for the benefit of their respective employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of their respective businesses and other than in connection with purchases of Buyer's capital stock;

          (k) any declaration, setting aside or payment or other distribution in respect to any of Buyer's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by Buyer; or

          (l) to the Buyer's knowledge, any other event or condition of any character that might result in a Material Adverse Effect on Buyer on a consolidated basis.

     5.22  Employee Benefit Plans. Except as set forth in Section 5.22 of the
           ----------------------
Buyer Disclosure Schedule, neither Buyer nor Buyer Subsidiary has any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

     5.23  Tax Returns and Payments. Each of Buyer and Buyer Subsidiary has
            ------------------------
filed all Tax returns and reports as required by Law. These returns and reports are true and correct in all material respects. Each of Buyer and Buyer Subsidiary has paid all Taxes and other assessments due except for Taxes incurred in the ordinary course of business not yet due and payable.

     5.24  Insurance. Each of Buyer and Buyer Subsidiary has in full force and
           --------
effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow Buyer or Buyer Subsidiary to replace any of their respective properties that might be damaged or destroyed.

     5.25  Labor Agreements and Actions. Neither Buyer nor Buyer Subsidiary is
           ----------------------------
bound by or subject to (and none of their respective assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of Buyer, has sought to represent any of the employees, representatives or agents of Buyer or Buyer Subsidiary. There is no strike or other labor dispute involving Buyer or Buyer Subsidiary pending, or to the knowledge of Buyer threatened, which could have a Material Adverse Effect on Buyer or Buyer Subsidiary, nor is Buyer aware of any labor organization activity involving its employees or the employees of Buyer Subsidiary. Except as set forth in Section 5.25 of the Buyer Disclosure Schedule, the employment of each officer and employee of Buyer and Buyer Subsidiary is terminable at the will of Buyer or Buyer Subsidiary, as the case may be. To Buyer's knowledge, each of Buyer and Buyer Subsidiary has complied in all material respects with all applicable state and federal equal employment opportunity Laws and with other Laws related to employment.

     5.26  Environmental and Safety Laws. Neither Buyer nor Buyer Subsidiary is
           -----------------------------
in violation of any applicable Law relating to the environment or occupational health and safety, except for such violations that would not have a Material Adverse Effect on Buyer, on a consolidated basis, and to the best of Buyer's knowledge, no material expenditures are or will be required in order to comply with any such existing Law. No Hazardous Materials are used or have been used, stored, or disposed of by Buyer or Buyer Subsidiary or to the best of Buyer's knowledge after reasonable investigation, by any other Person on any property owned, leased or used by Buyer or Buyer Subsidiary.

     5.27 Year 2000 Matters. All of Buyer's and Buyer Subsidiary's software products, devices and programs will operate prior to, during and after the calendar year 2000 A.D. without material error relating to the date data that represents or references different centuries or more than one century other than such errors which have not had nor would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Buyer, on a consolidated basis.

     5.28  Investment Company Act. Buyer is not an "investment company" or, to
           ----------------------
Buyer's knowledge, a company "controlled" by an "investment company" within the meaning of the 1940 Act.

     5.29  HSR Act. Buyer has neither annual net sales nor total assets of
           -------
$10,000,000 or more as of September 30, 1999 (the date of Buyer's most recent regularly prepared balance sheet).

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

     6.1   Reincorporation into Delaware. In connection with the first meeting
           -----------------------------
of the shareholders of Buyer following the Closing, Buyer shall use all commercially reasonable efforts to effect a reincorporation into Delaware (the "Reincorporation"), including soliciting the affirmative vote of the shareholders of Buyer in respect of the Reincorporation and obtaining all necessary consents and approvals of third parties to effect the Reincorporation. Upon the effectiveness of the Reincorporation, the resulting Delaware corporation shall assume all of the obligations of Buyer under this Agreement and the Related Agreements as if such Delaware corporation were a party to this Agreement and the Related Agreements.

     6.2   Expenses. Except as contemplated in Section 3.2, all fees and
           --------
expenses incurred in connection with the Acquisition including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

     6.3  Public Disclosure. Buyer, on the one hand, and HMTF, acting on behalf
          -----------------
of all Shareholders, on the other hand, will consult with the other before issuing, and will provide the other with a reasonable opportunity to review and comment upon, any press release or other public statements in respect of the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation except as may be required by applicable Law or judicial process.

     6.4   Stock Option Grants. Effective upon the Closing, Buyer has granted to
           -------------------
certain employees of Temic and Buyer options or warrants to purchase shares of Common Stock or Preferred Stock of Buyer on such terms as set forth in a schedule previously reviewed and mutually agreed upon by Buyer and HMTF, as evidenced by their signatures hereto.

     6.5  Financial Information.
          ---------------------

          (a)  Periodic Reports. So long as a Shareholder (together with its
               ----------------
Affiliates is a holder of at least 250,000 shares of Series E Preferred Stock and/or Common Stock issuable upon conversion of the Series E Preferred Shares and/or Common Stock issuable upon conversion of the Series D Preferred Stock and/or Warrant Shares (in each case as adjusted for stock splits, dividends, combinations, recapitalizations or the like), upon prior written request by such Shareholder Buyer will distribute the following reports to that Shareholder:

               (i) As soon as practicable after the end of each fiscal year of Buyer, and in any event within 90 days thereafter, consolidated balance sheets of Buyer and its Subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and consolidated statements of cash flows of Buyer and its Subsidiaries, if any, for such year, prepared in accordance with U.S. GAAP and setting forth in each case in comparative form the figures for the previous fiscal year (or, at the election of Buyer, setting forth in comparative form the budgeted figures for the fiscal year then reported), all in reasonable detail and audited by independent public accountants of national standing selected by Buyer.

               (ii) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of Buyer and in any event within 45 days thereafter, a consolidated balance sheet of Buyer and its Subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of income and consolidated statements of cash flows of Buyer and its Subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with U.S. GAAP (other than for accompanying notes), subject to changes resulting from year-end audit adjustments, all in reasonable detail and signed by the principal financial or accounting officer of Buyer; provided, however, that Buyer shall, from time to time and at its sole discretion, limit or prohibit the right of any Shareholder to receive such information pursuant to this Section 6.5 if Buyer, in good faith, determines that such information is a trade secret or contains confidential or classified information.

          (b)  Assignment of Rights to Financial Information. The rights granted
               ---------------------------------------------
pursuant to this Section 6.5 may not be assigned or otherwise conveyed by any Shareholder or by any subsequent transferee of any such rights without the prior written consent of Buyer; provided, however, that any Shareholder may assign to any transferee, other than a competitor of Buyer, and after giving notice to Buyer, the rights granted pursuant to this Section 6.5 to (i) a transferee (together with its Affiliates) who acquires at least 250,000 shares of Series E Preferred Stock and/or Common Stock issued upon conversion of the Series E Preferred Stock and/or Common Stock issuable upon conversion of the Series D Preferred Stock and/or Warrant Shares (in each case as appropriately adjusted for stock splits, dividends, combinations, recapitalizations or the like) or Warrant Shares or (ii) immediate family members, trusts or partnerships for the benefit of a Shareholder or his immediate family members, or charitable trusts of foundations established by the Shareholder.

     6.6  Change of Name. Upon the request, and at the expense, of the HM
          --------------
Shareholders, Buyer shall change or cause the change of the name of each of the Company and each New Company Subsidiary so that "HMTF" is deleted from name of each of the Company and each New Company Subsidiary.

                                  ARTICLE VII

                      DOCUMENTS DELIVERED AT THE CLOSING

     7.1  Documents Delivered by the Shareholders at Closing. On the Signing
          --------------------------------------------------
Date, the Shareholders (except as otherwise expressly provided below) are delivering to Buyer each of the following documents:

          (a)  Certificates Evidencing the Company Shares. Certificates
                    ------------------------------------------
evidencing the Company Shares accompanied by stock powers or other instruments of transfer (in form and substance reasonably satisfactory to Buyer) duly executed in blank, and such other documents and instruments of transfer as Buyer may reasonably request conveying and transferring title of the Company Shares to Buyer.

          (b)  Related Agreements. Copies of each of the following documents
               ------------------
duly executed by each such Shareholder: (i) the Registration Rights Agreement,
(ii) the Co-Sale and Right of First Refusal Agreement, and (iii) the Voting Agreement.

          (c)  Monitoring and Oversight Agreement. Solely in respect of the HM
               ----------------------------------
Shareholders, a copy of the Monitoring and Oversight Agreement duly executed by Hicks, Muse & Co. Partners, L.P.

          (d)  Resignation of Officers and Directors. Evidence that each officer
               ------------------------------------
and director of the Company and each New Company Subsidiary has resigned from such positions with the Company and each New Company Subsidiary.

          (e) Termination of Certain Agreements. Evidence that each of the following agreements has been terminated and has ceased to have any force or effect: (i) the Temic Shareholders Agreement, (ii) Temic Monitoring and Oversight Agreement, and (iii) the Temic Financial Advisory Agreement.

          (f)  Pledge Agreement and Pledged Shares. Pledge agreement and related
               ----------------------------------
stock powers and assignment agreements, all in the form attached hereto as Exhibit L, duly executed by the Company and TIN.
---------

          (g) Officer's Certificate. An officer's certificate duly executed by an officer of the Company and a director of each New Company Subsidiary certifying (as applicable) that (i) the certificate of incorporation and memorandum of association of the Company and such other similar organizational documents of each New Company Subsidiary in each case as attached thereto are true, correct, and complete and (ii) the Bye-Laws of the Company and such other similar governance documents of each New Company Subsidiary in each case as attached thereto are true, correct, and complete.

          (h)  Legal Opinions. Legal opinions from Appleby Spurling & Kempe,
               --------------
Bermuda counsel, in the form attached hereto as Exhibit H, Hunter & Hunter, in
                                                ---------
the form attached hereto as Exhibit I, and Bruckhaus Westrick Heller Lober, in
                            ---------
the form attached hereto as Exhibit J.
                            ---------

          (i)  Noncompete Agreement.  Noncompete agreement in a form reasonably
               --------------------
satisfactory to the Buyer, duly executed by the employees listed in Schedule 7.1(i).

          (j)  Third-Party Consents. All necessary consents of, filings with,
               --------------------
any Government Entity or third Person, relating to the consummation by each Shareholder of the transactions contemplated hereby.

     7.2  Documents Delivered by Buyer at Closing. On the Signing Date, Buyer is
          ---------------------------------------
delivering to the Shareholders each of the following documents:

          (a)  Certificates Evidencing Preferred Shares. In respect of each
               ----------------------------------------
Shareholder, a certificate in the name of such Shareholder evidencing the Preferred Shares acquired by such Shareholder as set forth opposite such Shareholder's name on Schedule 1.3.

          (b) Warrants. In respect of each Shareholder, an original Warrant showing such Shareholder as the holder thereof and evidencing the right to acquire the number of Warrant Shares set forth opposite such Shareholder's name on Schedule 1.3 duly executed by Buyer.

          (c)  Related Agreements. Copies of each of the following documents
               ------------------
duly executed by each of Buyer and such persons necessary to amend and restate such agreement (other than the Shareholders): (i) the Registration Rights Agreement, (ii) the Co-Sale and Right of First Refusal Agreement, (iii) the Voting Agreement.

          (d)  Monitoring and Oversight Agreement. A copy of the Monitoring and
               ----------------------------------
Oversight Agreement duly executed by Buyer.

          (e)  Restated Articles. A copy of the Restated Articles certified by
               -----------------
the Secretary of State of the State of Texas effective as of a date not more than five days prior to the Effective Date.

          (f)  Officer's Certificate. An officer's certificate duly executed by
               ---------------------
the secretary of Buyer certifying that (i) the Restated Articles are true, correct, and complete, (ii) the bylaws of the Company as attached thereto are true, correct, and complete, (iii) the resolutions of the board of directors of Buyer approving (A) the execution and delivery of this Agreement, the Related Agreements, the Warrants, and each of the other documents delivered by Buyer pursuant hereto and authorizing the consummation of the transactions contemplated hereby and thereby, (B) the Restated

Articles, (C) the Restated Buyer Stock Plan, and (D) the increase in the number of directors on Buyer's board of directors from seven directors to ten directors, and (iv) the resolutions of the requisite number of shareholders of Buyer approving (A) the Restated Articles, (B) the Restated Buyer Stock Plan and
(C) electing Martin Englmeier, Lawrence D. Stuart, Jr. and Philippe von Stauffenberg to Buyer's Board of Directors.

          (g)  Third-Party Consents. Any and all approvals, authorizations,
               --------------------
consents, orders, and waivers of any Governmental Entity or third party that are required in connection with the consummation of the transactions contemplated by this Agreement or any Related Agreement.

          (h)  Legal Opinion. Legal opinion from Wilson Sonsini Goodrich &
               -------------
Rosati, counsel to Buyer, in the form attached hereto as Exhibit K.
                                                         ---------

                                 ARTICLE VIII

                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES,
                                INDEMNIFICATION


     8.1  Survival of Representations and Warranties.
          -----------------------------------------

          (a)  Except as to the representations and warranties contained in
Section 2.1 (organization and standing; articles and bylaws), Section 2.2(b) (governmental consents), Section 2.8 (brokers' and finders' fees), and Section
2.3 (capitalization), which shall survive the Closing and remain in effect indefinitely, the representations and warranties of the HM Shareholders contained in this Agreement shall not survive the Closing.

          (b)  Except as to the representations and warranties contained in
Section 4.1 (power, consents and authorization), Section 4.2 (title to securities), and Section 4.5 (investment representations), which shall survive the Closing and remain in effect indefinitely, the representations and warranties of the Shareholders contained in this Agreement shall not survive the Closing.

          (c)  Except as to the representations and warranties contained in
Section 5.1 (organization and standing; articles and bylaws), Section 5.2 (power), Section 5.3 (authorization), Section 5.4 (capitalization), Section 5.13 (governmental consents), and Section 5.15 (brokers' and finders' fees), which shall survive the Closing and remain in effect indefinitely, the representations and warranties of Buyer contained in this Agreement shall not survive the Closing.

          (d) The covenants in this Agreement shall survive the Closing and remain in effect indefinitely, unless any such covenant provides that it will survive for a different period after the Closing (in which event such different period shall apply).

     8.2  Indemnification.
          ---------------

          (a) Subject to Section 8.1, each Shareholder severally but not jointly, shall indemnify and hold harmless Buyer and its officers, directors, agents, and Affiliates from and against any and all Indemnifiable Losses to the extent relating to, resulting from, or arising out of:

               (i) any inaccuracy or breach of any representation or warranty of such Shareholder contained herein; and

               (ii) any breach or nonfulfillment of any agreement or covenant of such Shareholder under this Agreement.

          (b) Subject to Section 8.1, Buyer shall indemnify and hold harmless each Shareholder and its officers, directors, agents, and Affiliates from and against any and all Indemnifiable Losses to the extent relating to, resulting from, or arising out of:

               (i) any inaccuracy or breach of any representation or warranty of Buyer contained herein; and

               (ii) any breach or nonfulfillment of any agreement or covenant of Buyer under this Agreement.

     8.3  Third-Party Claims.
          ------------------

          (a) If any Indemnified Party receives notice of assertion or commencement of any Third Party Claim against such Indemnified Party in respect of which an Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party will give such Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 15 calendar days after receipt of such notice of such Third Party Claim. Such notice will describe the Third Party Claim in reasonable detail, will include copies of all material written evidence thereof and will indicate the estimated amount, if reasonably practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party will have the right to participate in, or, by giving written notice to the Indemnified Party, to assume, the defense of any Third Party Claim at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel (reasonably satisfactory to the Indemnified Party), and the Indemnified Party will cooperate in good faith in such defense.

          (b) If, within ten calendar days after giving notice of a Third Party Claim to an Indemnifying Party pursuant to Section 8.3(a), an Indemnified Party receives written notice from the Indemnifying Party that the Indemnifying Party has elected to assume the defense of such Third Party Claim as provided in the last sentence of Section 8.3(a), the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; provided, however, that if the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third Party Claim within ten calendar days after receiving written notice from the Indemnified Party that the Indemnified Party believes the Indemnifying Party has failed to take such steps or if the Indemnifying Party has not undertaken fully to indemnify the Indemnified Party in respect of all Indemnifiable Losses relating to the matter, the Indemnified Party may assume its own defense, and the Indemnifying Party will be liable for all reasonable costs or expenses paid or incurred in connection therewith. Without the prior written consent of the Indemnified Party, the Indemnifying Party will not enter into any settlement of any Third Party Claim which would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder.

          (c)  Direct Claims. The Indemnifying Party will have a period of 30
               -------------
calendar days within which to respond in writing to any claim by an Indemnified Party on account of an Indemnifiable Loss that does not result from a Third Party Claim (a "Direct Claim"). If the Indemnifying Party does not so respond within such 30 calendar day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnified Party will be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the conditions of this Article VIII. In case the Indemnifying Party shall so object in writing to any claim or claims made by Indemnified Party hereunder, the Indemnifying Party and Indemnified Party shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims.

          (d) A failure to give timely notice or to include any specified information in any notice as provided in this Section 8.3 will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any Person which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise materially damaged as a result of such failure.

          (e) No Shareholder shall have any right of contribution from the Company, Temic or any Subsidiary of the Company or Temic with respect to any Indemnifiable Loss.

                                  ARTICLE IX

                              GENERAL PROVISIONS

     9.1  No Joint Venture. Nothing contained in this Agreement shall be deemed
          ----------------
or construed as creating a joint venture or partnership between or among any of the parties. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party shall have the power to control the activities and operations of any other and their status is, and at all times will continue to be, that of independent contractors with respect to each other. No party shall have any power or authority to bind or commit any other.

     9.2  Waiver. No delay or omission to exercise any right, power or remedy
          ------
accruing to any party hereto upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provisions or conditions of this Agreement must be set forth in a written instrument duly executed and delivered on behalf of the waiving party. Any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     9.3  Notices. All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):

          (a)  if to Buyer, to:

               MicroTune, Inc.
               2540 East Plano Parkway, Suite 188
               Plano, Texas  75074
               Attention: Chief Executive Officer
               Telephone No.:  (972) 673-1600
               Facsimile No.:  (972) 673-1602

               with a copy to:

               Wilson Sonsini Goodrich & Rosati
               8911 Capital of Texas Highway
               Westech 360, Suite 3350
               Austin, Texas 78759-7247
               Attention:  Paul R. Tobias, Esq.
               Telephone No.: (512) 338-5400
               Facsimile No.: (512) 338-5499

          (b) if to the Shareholders, to their respective addresses set forth on the signature pages to this Agreement, with a copy to each of:

               Hicks, Muse, Tate & Furst Incorporated
               200 Crescent Court, Suite 1600
               Dallas, Texas  75201
               Attention:  Lawrence D. Stuart, Jr.
               Telephone No.:  (214) 740-7300
               Facsimile No.  (214) 740-7313

               and

               Weil, Gotshal & Manges LLP
               100 Crescent Court, Suite 1300
               Dallas, Texas  75201-6905
               Attention:  Glenn D. West
               Telephone No.:  (214) 746-7700
               Facsimile No.:  (214) 746-7777

     9.4  Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Texas applicable to contracts entered into and wholly to be performed within Texas by Texas residents.

     9.5  Entire Agreement. This Agreement, (including the Schedules hereto),
          ----------------
the Restated Articles, the Warrants, the Related Agreements, the Mutual Disclosure Agreement dated September 28, 1999 between Buyer and Temic and the Mutual Disclosure Agreement dated September 16, 1999 between Buyer and Hicks, Muse, Tate & Furst Incorporated constitute the full and entire understanding and agreement among the parties hereto and thereto with regard to the subject matter hereof and thereof and supersede all prior oral and written understandings and agreements with regard to such subject matter.

     9.6  Successors and Assigns. This Agreement shall be binding upon and inure
          ----------------------
to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns, but shall not be assignable or delegable without the prior written consent of each other party hereto; provided, however, that any of the parties hereto may assign or delegate its rights or obligations to any of its Affiliates; provided further, that any such assignment shall not relieve any such party of its obligations hereunder. Any purported assignment or delegation in violation of the foregoing shall be null and void.

     9.7  Severability. In the event that any provision of this Agreement or the
          ------------
application thereof shall be deemed or declared by a court of competent jurisdiction to be illegal, void or unenforceable, (i) the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto, and (ii) such void or unenforceable provision shall be replaced with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.8  Further Assurances. The parties hereto shall execute such further
          ------------------
instruments and shall take such further action as may be reasonably requested by another party hereto to carry out the purposes or intent of this Agreement and the transactions contemplated hereby.

     9.9 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.10  Interpretation; Titles and Subtitles. The words "include," "includes"
           ------------------------------------
and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     9.11  Absence of Third Party Beneficiary Rights. No provision of this
           -----------------------------------------
Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any Person not a party hereto unless specifically provided otherwise herein.

     9.12  Language. The parties hereby acknowledge that it is their express
            --------
desire that this Agreement be prepared in the English language.

     9.13  Counterparts. This Agreement may be executed in any number of
           ------------
counterparts, each of which will be an original, but all of which together shall be considered one and the same agreement.

     9.14  No Recourse. No past, present, or future director, officer, employee,
           -----------
shareholder, incorporator, or partner, as such, of Buyer, the Company, or the Shareholders (except to the extent any of the foregoing is a party to this Agreement) shall have any liability for any obligation of Buyer, the Company, or the Shareholders under this Agreement or for any claim based on, in respect of, or by reason of such obligations or their creation.

     9.15  Definitions. The following terms when used herein have the meanings
           -----------
set forth below:

     "1940 Act" means the Investment Company Act of 1940, as amended.

     "Affiliate" means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such other Person. For purposes of this definition "control" means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

     "Agreement" has the meaning set forth in the introductory paragraph.

     "Acquisition" has the meaning set forth in the Recitals.

     "Buyer" has the meaning set forth in the introductory paragraph.

     "Buyer Disclosure Schedule" has the meaning set forth in the first paragraph of Article V.

     "Buyer Financial Statements" has the meaning set forth in Section 5.20.

     "Buyer Subsidiary" has the meaning set forth in Section 5.3.

     "Closing" and "Closing Date" have the respective meanings set forth in
Section 1.1.

     "Common Stock" has the meaning set forth in Section 1.3.

     "Company" has the meaning set forth in the introductory paragraph.

     "Company Charter Documents" means the Memorandum and Articles of Association of Company, each as amended through the date of this Agreement and the organizational documents for each New Company Subsidiary.

     "Company Disclosure Schedule" has the meaning set forth in the first paragraph of Article II.

     "Company Shares" has the meaning set forth in the Recitals.

     "Co-Sale and Right of First Refusal Agreement" means the Fourth Amended and Restated Co-Sale and Right of First Refusal Agreement dated as of even date hereof by and among Buyer and the signatories thereto, in the form attached hereto as Exhibit D.
          ---------

     "Direct Claim" has the meaning set forth in Section 8.3(c)(i).

     "Effective Date" has the meaning set forth in the introductory paragraph.

     "Governmental Entity" shall mean any domestic or foreign national, provincial, state, county, local or other legislative body, administrative agency, authority, court, instrumentality, agency or commission.

     "Hazardous Materials" means any chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products or other substances the use, storage or disposal of which is subject to Law.

     "HM Shareholders" means HTMF Temic/Microtune Cayman, L.P., a limited partnership organized under the laws of the Cayman Islands and its successors.

     "HMTF" means HMTF Temic/Microtune Cayman, L.P., a limited partnership organized under the Laws of the Cayman Islands, and its successors.

     "Indemnifiable Losses" means any and all damages, losses, liabilities, obligations, costs, and expenses, and any and all claims, demands, or suits (by any Person), including the costs and expenses of any and all actions, suits, proceedings, demands, assessments, judgments, settlements, and compromises relating thereto and including reasonable attorneys' fees and expenses in connection therewith.

     "Indemnifying Party" means any Person required to provide indemnification under this Agreement.

     "Indemnified Party" means any Person entitled to indemnification under this Agreement.

     "IP Assignment" has the meaning set forth in Section 5.6.

     "Knowledge", "known" or words of similar import mean knowledge of the directors, officers shareholders of the relevant company, including facts of which the directors, officers and shareholders of the relevant company, in the reasonably prudent exercise of their duties as directors, officers and/or shareholders of the company should be aware.

     "Law" or, collectively, "Laws", means any statute, law, rule, regulation, ordinance, code, governmental policy, and any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree, or judgment.

     "Lien" means any mortgage, pledge, lien, security interest, charge, claim, equity, encumbrance, restriction on transfer, conditional sale or other title retention device or arrangement (including a capital lease), transfer for the purpose of subjection to the payment of any indebtedness, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom.

     "Material Adverse Effect" on a Person means a material adverse effect on the business (as conducted or proposed to be conducted), properties, prospects, assets (including intangible assets), liabilities, financial condition or results of operations of such party and its Subsidiaries considered as a single enterprise.

     "Monitoring and Oversight Agreement" means that certain Monitoring and Oversight Agreement dated on even date hereof, in the form attached hereto as Exhibit G.
---------

     "New Company Subsidiaries" has the meaning set forth in Section 2.1.

     "Non-U.S. Shareholder" has the meaning set forth in Section 4.5(d).

     "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a Governmental Entity.

     "Registration Rights Agreement" means the Fourth Amended and Restated Registration Rights Agreement dated on even date hereof by and among Buyer, the Shareholders (as defined therein) and the Founders, in the form attached hereto as Exhibit C.
   ---------

     "Reincorporation" has the meaning set forth in Section 6.1.

     "Related Agreements" means the Registration Rights Agreement, the Co-Sale and Right of First Refusal Agreement and the Voting Agreement.

     "Restated Articles" the Second Amended and Restated Articles of Incorporation of Buyer, as corrected, in the form attached hereto as Exhibit B,
                                                                     ---------
as filed with the Secretary of State of Texas effective as of December 31, 1999.

     "Restated Buyer Stock Plan" has the meaning set forth in Section 5.4(a).

     "Securities" has the meaning set forth in Section 4.5(a).

     "Securities Act" means the United States Securities Act of 1933, as amended, including all rules and regulations promulgated thereunder, or any successor law.

     "Series D Preferred Stock" means the Company's Series D Preferred Stock, par value $0.001 per share.

     "Series E Preferred Shares" has the meaning set forth in Section 1.3(a).

     "Series E Preferred Stock" has the meaning set forth in Section 1.3(a).

     "Shareholder" or, collectively "Shareholders" has the meaning set forth in the introductory paragraph.

     "Shareholder Disclosure Schedule" has the meaning set forth in the first paragraph of Article IV.

     "Signing Date" has the meaning set forth in the introductory paragraph.

     "Subsidiary" means any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

     "Tax" or, collectively, "Taxes", means any and all national, provincial, and local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for taxes of a predecessor entity.

     "Temic" has the meaning set forth in Section 3.1.

     "Temic Disclosure Schedule" has the meaning set forth in the introductory paragraph of Article III.

     "Temic Financial Advisory Agreement" means that certain Financial Advisory Agreement dated as of December 23, 1999, by and among Temic, its Subsidiaries party thereto, and Hicks Muse & Co. Partners, L.P.

     "Temic Monitoring and Oversight Agreement" means that certain Monitoring and Oversight Agreement dated as of December 23, 1999, by and among Temic, its Subsidiaries party thereto, and Hicks Muse & Co. Partners, L.P.

     "Temic Purchase Agreement" has the meaning set forth in Section 3.1.

     "Temic Shareholders Agreement" means that certain Shareholders Agreement dated as of December 23, 1999, by and among HMTF Europe Fund Cayman L.P., the Beneficiaries (as defined therein), TIN, and the Company.

     "Third Party Claim" means a claim for Indemnifiable Losses made by any Person who is not a signatory to this Agreement.

     "TIN" means TIN Vermogensverwaltungsgellschaft mbH.

     "U.S. GAAP" means United States generally accepted accounting principles.

     "U.S. Person" has the meaning set forth in Section 4.5(d)(i).

     "U.S. Shareholder" has the meaning set forth in Section 4.5(c).

     "Voting Agreement" means the Fourth Amended and Restated Voting Agreement dated on even date hereof by and among Buyer, in the form attached hereto as Exhibit E.
---------

     "Warrants" has the meaning set forth in Section 1.3(a).

     "Warrant Shares" has the meaning set forth in Section 1.3(a).

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

MICROTUNE, INC.

By: /s/ Douglas J. Bartek
   ----------------------------------------
Name: Douglas J. Bartek
     --------------------------------------
Title: Chairman and Chief Executive Officer
      -------------------------------------


SHAREHOLDERS:

TIN Verhogensverwaltungs Gesellschaft mbH
-----------------------------------------
[Print Name]

By: /s/ Gerd Hansen
   --------------------------------------
Title: Geschafisfuhrer
      -----------------------------------
Address:
        ---------------------------------
         Koogskaat 10a
-----------------------------------------
         25870 Norderfriedrickskoog
-----------------------------------------